Exhibit 10.3

Execution Copy

October 24, 2022

c/o BVF Partners L.P.

44 Montgomery Street

40th Floor

San Francisco CA 94104

Re:	Participation and Publicity Rights

Ladies and Gentlemen:

Subject to and in consideration of the purchase of (i) shares of common stock, par value $0.0001 per share (“Common Stock”), of Aravive, Inc., a Delaware corporation (the “Company”), (ii) pre-funded warrants to purchase Common Stock (“Pre-funded Warrants”), and (iii) warrants to purchase Common Stock or Pre-funded Warrants (“Warrants”, and together with the Common Stock and the Pre-Funded Warrants, the “Securities”) by Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., Biotechnology Value Trading Fund OS LP, MSI BVF SPV, LLC and/or one or more of their respective Affiliates (as defined below) (each, an “Investor” and together, the “Investors”) pursuant to the terms and conditions of that certain Securities Purchase Agreement, by and among the Company, the Investors and the other parties named therein, dated as of the date hereof (the “Purchase Agreement”), the parties to this letter hereby agree as follows:

1.	Participation Rights.

a.	Non-Underwritten Offerings.

i.    If, during the period from the closing date of the purchases of Securities pursuant to the Purchase Agreement (the “Closing Date”) through and including the fifth (5th) year anniversary of the Closing Date (the “Participation Period”), the Company proposes to offer and sell any New Securities (as defined below) in an offering that is conducted pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), or in an offering that is registered under the Securities Act that is not conducted as a firm-commitment underwritten offering, then, subject to compliance with all applicable securities laws and regulations, the Investors shall have the right to purchase, on the same terms, including the price per security, and subject to the same conditions, as are applicable to the other investors in such offering, that amount of New Securities being offered for sale in such offering equal to their Pro Rata Share (as defined below) of the total amount of New Securities offered for sale in such offering.

ii.    If the Company proposes to conduct an offering with respect to which the Investors would have rights to purchase New Securities pursuant to this Section 1.a, the Company shall give written notice (the “Offer Notice”) to the Investors at least three (3) Trading Days (as defined in the Purchase Agreement) prior to the commencement of the offering of the New Securities, stating (i) its bona fide intention to offer such New Securities, (ii) the number, type and material terms of such New Securities to be offered, (iii) the price and terms, if any, upon which it proposes to offer such New Securities, (iv) the Investors’ Pro Rata Share and (v) the estimated date and time at which the Company expects to enter into a definitive agreement for the sale of the New Securities (the “Expected Sale Date”).

iii.    If the Investors desire to exercise their rights under this Section 1.a to participate in such offering, then the Investors must provide a written notice to the Company by not later than 4:00 p.m. (New York City time) on the first (1st) Trading Day prior to the Expected Sale Date set forth in the Offer Notice, stating the amount of the Investors’ elected participation. If the Company receives no such notice from the Investors within the time period set forth herein, the Investors shall be deemed to have notified the Company that they do not elect to purchase any New Securities in connection with such offering and the Company shall be free to sell such securities in the offering.

b.              Underwritten Offerings. If, during the Participation Period, the Company proposes to offer and sell any New Securities in a firm commitment underwritten offering registered under the Securities Act, then, subject to compliance with all applicable securities laws and regulations, the Company will use its commercially reasonable efforts (which must include at least three attempts, on three dates, with at least two representatives of the managing underwriter(s), including the most senior underwriter personnel devoting substantial time to such offering, both orally and in writing) to cause the managing underwriter(s) of such offering to contact the Investors about potentially participating in such offering no later than two (2) Trading Days prior to the pricing of such offering and to provide to the Investors, on the same terms, including the price per security, and subject to the same conditions, as are applicable to the public in such offering, the opportunity to purchase that amount of New Securities being offered for sale in such offering equal to their Pro Rata Share of the total amount of New Securities offered for sale in such offering (excluding securities issuable to the underwriter(s) of the offering upon exercise of an overallotment option to purchase additional shares).

c.               General Terms Applicable to Participation Rights.

i.    Notwithstanding anything to the contrary in this Section 1 and unless otherwise agreed by the Investors, in the event the Company determines to abandon a proposed offering regarding which the Company or any underwriter have provided notice to the Investors pursuant to this Section 1, the Company shall, or shall cause the managing underwriter(s), to confirm such abandonment to the Investors in the same manner and on the same day as such abandonment is communicated to other potential investors. If, by the tenth (10th) Trading Day following delivery of notice of the offering to the Investors pursuant to this Section 1, no public disclosure regarding a transaction with respect to the applicable offering has been made, such offering shall be deemed to have been abandoned and the Investors shall be deemed to not be in possession of any material non-public information (as defined under the applicable securities laws) with respect to the proposed offering, unless the Company advises the Investors that the offering has not been abandoned. The Company understands and confirms that the Investors may rely on this Section 1.c.i. when effecting transactions in securities of the Company.

ii.    The Investors may apportion any New Securities purchased pursuant to their rights in this Section 1 in such proportion as they deem appropriate among themselves and any of their respective Affiliates.

iii.    Notwithstanding anything to the contrary in this Section 1, if the New Securities that the Investors have the right to purchase pursuant to this Section 1 consist, in whole or in part, of Common Stock or securities that are convertible into or exchangeable for Common Stock, then if the Investors then hold any Pre-Funded Warrants, the Investors may in their sole discretion elect to have such New Securities to be purchased by the Investors pursuant to this Section 1 instead be issued to the Investors as additional Pre-Funded Warrants.

iv.    The rights of the Investors under this Section 1 to purchase securities in an offering will be conditioned upon the completion of such offering.

v.    Without limiting the foregoing, the rights of the Investors described in this Section 1 will terminate and be of no further force or effect upon the earliest to occur of the following: (i) such time as the Investors and/or their Affiliates cease to beneficially own (in the aggregate) shares of Common Stock and Pre-Funded Warrants exercisable for shares of Common Stock in an aggregate amount equal to at least 90% of the shares of Common Stock and shares of Common Stock underlying Pre-Funded Warrants originally purchased by the Investors pursuant to the Purchase Agreement (as adjusted for stock splits, recapitalizations and other similar events) and (ii) such time as the Investors are offered the opportunity to participate in an offering pursuant to their rights under this Section 1 and the Investors do not purchase at least 50% of their Pro Rata Share of the total amount of New Securities offered for sale in such offering.

vi.    The Company hereby acknowledges that nothing in this letter constitutes an offer or the commitment by any Person to purchase any New Securities in any offering.

2.           No Publicity. The Company will not, without the prior written consent of the Investors, use in advertising, publicity, marketing communications, including any communications regarding any Company financing (whether oral or written), or other public communication or filing, the “BVF” or “Biotechnology Value Fund” name or any other information that would reasonably be expected to identify the Investors or their Affiliates or, to the Company’s knowledge, the name of any partner or employee thereof, nor any trade name, trademark, trade device, service mark or symbol owned by the Investors or their Affiliates, except that the Company may make any such disclosure if, upon the advice of counsel, there is no alternative to such disclosure because it is required by applicable law, rule or regulation (including the rules of the Securities and Exchange Commission, FINRA or the stock exchange on which the Common Stock is listed) and the Investors are notified reasonably in advance and given reasonable opportunity to minimize such disclosure and comment thereon (and the Company shall consider such comments in good faith and incorporate any such reasonable comments). Except as permitted by the immediately preceding sentence, the name and logo of the Investors or any their respective Affiliates will not be used by the Company or its representatives in any manner (orally or in writing) to market, sell securities of the Company or otherwise promote the Company, its products, services and/or business; provided, however, that the Company may disclose the name of the Investors in connection with the provision of any details regarding the Purchase Agreement and the other agreements executed by Company and the Investors in connection with the transactions contemplated thereby to any of its executive officers, directors, accountants, counsel and financial advisors with a need to know such information, provided that such recipient agrees to abide by the foregoing confidentiality obligations. The Company understands that the Investors are frequently asked for permission publicly to use or list its name among holders of the stock of companies in which the Investors invest and that the Investors deny these requests except where such disclosure is legally required and there is no alternative to such disclosure, and the Company understands that given that the Investors deny these requests when made by other companies, even the inadvertent public use of an Investor’s name by the Company will cause harm to the Investors. For the avoidance of doubt, the Company may respond to inquiries about any public disclosure that was required by law, rule or regulation and made in accordance with this Section 2, by confirming the accuracy of such disclosure. Notwithstanding anything to the contrary herein, this Section 2 shall survive any termination of this letter.

3.            Definitions. When used in this letter, the following terms shall have the meanings assigned to them in this Section 3:

a.             “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities or otherwise.

b.             “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as options or warrants to purchase such equity securities, or securities of any type whatsoever that are convertible or exchangeable into or exercisable for such equity securities, other than (i) any shares of capital stock or options to purchase shares of capital stock, or other equity-based awards (including restricted stock units), issued or granted to employees (or prospective employees who have accepted an offer of employment), directors or consultants of the Company or any of its subsidiaries, pursuant to any Company stock-based compensation plan approved by the Company’ stockholders or in accordance with Nasdaq Stock Market Rule 5635(c)(4) (or any successor provision) or that exist as of the date of this letter; (ii) any securities issued by the Company upon the exercise, exchange or conversion of any securities that are exercisable or exchangeable for, or convertible into, shares of capital stock and are outstanding as of the date of this letter or issued pursuant to the Purchase Agreement, provided that such exercise, exchange or conversion is effected pursuant to the terms of such securities as in effect on the date of this letter or as provided in the Purchase Agreement; (iii) any securities issued by the Company as full or partial consideration in connection with a merger, acquisition, consolidation or purchase of all or substantially all of the securities or assets of a corporation or other entity approved by the Board, (iv) any securities issued by the Company in connection with a transaction with an unaffiliated third party approved by the Board that includes a bona fide commercial relationship with the Company (including any joint venture, marketing or distribution arrangement, strategic alliance, collaboration agreement or corporate partnering, intellectual property license agreement or acquisition agreement with the Company) and (v) any securities issued by the Company to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board. For clarity New Securities does not include securities issued pursuant to any Company at-the-market offering facility.

c.             “Person” means any individual, corporation, partnership, limited liability company, trust, unincorporated association, governmental entity or other legal entity.

d.          “Pro Rata Share” means the percentage determined by dividing (A) the number of shares of Common Stock (including all shares of Common Stock issuable or issued upon exercise of Pre-Funded Warrants and upon conversion or exercise of any other outstanding securities of the Company convertible or exercisable in exchange for shares of Common Stock) collectively owned beneficially by such Investors immediately prior to the proposed offering by (B) the total number of shares of outstanding Common Stock (including all shares of Common Stock issued or issuable upon exercise of Pre-Funded Warrants and upon conversion or exercise of any other outstanding securities of the Company convertible or exercisable in exchange for shares of Common Stock and all shares reserved for future issuance pursuant to any equity incentive or similar plan) immediately prior to the proposed offering.

4.           Amendments; Waiver; Entire Agreement. This letter may not be amended or modified in any manner except by a written instrument signed by the Investors and the Company. Any waiver of any term or condition shall be in writing executed by the party entitled to waive such term or condition. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this letter. The failure of either party to assert any of its rights hereunder shall not constitute a waiver of such rights. This letter (including the Exhibit hereto), together with the Purchase Agreement and the other transaction documents entered into in connection therewith, constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

5.            Assignment. No party may assign this letter or any of its rights, interests or obligations hereunder without the prior written consent of the other parties, and any purported assignment by a party without prior written consent of the other parties will be null and void and not binding on such other party; provided, however, that notwithstanding the foregoing, an Investor may assign this letter or any of its rights, interests or obligations hereunder to any of its Affiliates. Subject to the preceding sentence, all of the terms, agreements, covenants, representations, warranties and obligations of this letter are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors and assigns.

6.          Governing Law; Jurisdiction. This letter shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this letter shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, New York and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this letter, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

7.          WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LETTER OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS LETTER, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION 7 HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

8.            Notices. All notices under this letter must be in writing and given by personal delivery, by United States Express Mail or a nationally recognized overnight delivery service for next day delivery, or by electronic mail, as follows (or to such other Person or address as any party may give in a notice given in accordance with the provisions hereof):

If to the Company:

Aravive, Inc.

River Oaks Tower

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

Attention: Gail McIntyre, Chief Executive Officer

E-mail: XXXX

with a copy (which shall not constitute notice) to:

Blank Rome LLP
1271 Avenue of the Americas

New York, New York 10020

Attention: Leslie Marlow, Esq.

E-mail: XXXX

If to the Investors:

BVF Partners L.P.
44 Montgomery Street

40th Floor
San Francisco CA 94104

Attention: James Kratky

E-mail: XXXX

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
555 Mission Street

Suite 3000
San Francisco CA 94104
Attention: Robert Phillips
E-mail: XXXX

Notice will be effective and deemed given only as follows: (a) if given by personal delivery, upon such personal delivery, (b) if sent for next day delivery by United States Express Mail or overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, or (c) if sent by electronic mail, upon acknowledgement of receipt other than by automatic means.

9.         Equitable Relief; Remedies. The Company acknowledges and agrees that the Investors may be damaged irreparably and may not have an adequate remedy at law if any provision of this letter is not performed in accordance with its specific terms or is otherwise breached. Accordingly, in addition to any other remedy to which the Investors may be entitled, at law or in equity, the Investors will be entitled to seek an injunction or injunctions to prevent breaches or threatened breaches of the provisions of this letter and to seek to enforce specifically this letter and its provisions, without bond or other security being required and without any proof of actual damages. The rights, obligations and remedies created by this letter are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Nothing herein will be considered an election of remedies or a waiver of the right to pursue any other right or remedy to which the Investors may be entitled.

10.         Headings; Construction. The section headings contained in this letter are inserted for convenience only and will not affect in any way the meaning or interpretation of this letter. Except as otherwise expressly provided herein, the following rules of interpretation apply hereto: (i) the singular includes the plural and vice versa; (ii) “or” and “any” are not exclusive; (iii) “includes,” “include,” “included” and “including” are deemed to be followed by “without limitation”; and (iv) the words “hereby,” “herein,” “hereunder,” “hereof” and words of similar import refer to this letter as a whole and not merely to the specific section or clause in which any such word appears. No presumption or burden of proof shall arise favoring or disfavoring a party by virtue of the authorship of any provision of this letter.

11.         Counterparts. This letter may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This letter will become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. The exchange of copies of this letter and of executed signature pages by facsimile transmission or by electronic mail in “portable document format” (“.pdf”) (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or by a combination of such means, will constitute effective execution and delivery of this letter as to the parties and may be used in lieu of an original letter for all purposes. Signatures of the parties transmitted by facsimile or by .pdf shall be deemed to be their original signatures for all purposes.

12.          Severability. The provisions of this letter will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof.

[Signature Page Follows]

Very truly yours,

ARAVIVE, INC.

By:
Name: Gail McIntyre
Title: Chief Executive Officer

AGREED AND ACCEPTED:

Biotechnology Value Fund, L.P.

By:_____________________

Name: Mark Lampert

Title: Chief Executive Officer

BVF I GP LLC, itself General Partner of
Biotechnology Value Fund, L.P.

Biotechnology Value Fund II, L.P.

By: _____________________

Name: Mark Lampert

Title: Chief Executive Officer

BVF II GP LLC, itself General Partner
of Biotechnology Value Fund II, L.P.

Biotechnology Value Trading Fund OS LP

By: _____________________

Name: Mark Lampert

Title: President BVF Inc.,

General Partner of BVF Partners L.P., itself sole
member of BVF Partners OS Ltd., itself GP of
Biotechnology Value Trading Fund OS LP

MSI BVF SPV, LLC

By: _____________________

Name: Mark Lampert

Title: President BVF Inc.,

General Partner of BVF Partners L.P., itself
attorney-in-fact for MSI BVF SPV, LLC

[Signature Page to BVF Letter Agreement]